Exhibit  1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-22
*CUSIP:    21988G718      Class    A-1
           21988GAU0      Class    A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending December 1, 2003.

INTEREST ACCOUNT
----------------


Balance as of   June 1, 2003.....                                         $0.00
        Scheduled Income received on securities.....              $2,392,779.38
        Unscheduled Income received on securities.....                    $0.00

LESS:
        Distribution to Class A-1 Holders.....                   -$2,185,643.25
        Distribution to Class A-2 Holders.....                     -$207,136.13
        Distribution to Depositor.....                                   -$0.00
        Distribution to Trustee.....                                     -$0.00
Balance as of   December 1, 2003.....                                     $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of   June 1, 2003.....                                         $0.00
        Scheduled Principal received on securities.....                   $0.00

LESS:
        Distribution to Holders.....                                     -$0.00
Balance as of   December 1, 2003.....                                     $0.00


               UNDERLYING SECURITIES HELD AS OF  December 1, 2003

           Principal Amount                     Title of Security
           ----------------                     -----------------
           $57,141,000          Washington Mutual Capital I 8.375% Subordinated
                                Capital Income Securities due June 1, 2027
                                *CUSIP:   939318AA9

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.